AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amended and Restated Employment Agreement (this "Agreement") is made and entered into this 8 day of January, 2001 between m-Wise, Inc., a company originally formed under the name Wireless Auctions, Inc and existing under the laws of the state of Delaware U.S.A. (hereinafter, the "Company"), and Shay Ben Asulin (Israeli I.D. No. 023844087) of 13 Gadna St. Tel Aviv, Israel, (the "Employee"). WHEREAS, the Company and the Employee are parties to an employment agreement dated April 1, 2000 (the "Old Employment Agreement"); WHEREAS, E-Street International AG. and D.E.P. Technology Holdings, Ltd. (or any subsidiary of them, any entity into which either of them shall merge or any subsidiary of such entity) (the "Investors") and the Company are parties to a purchase agreement of even date herewith (the "Purchase Agreement") pursuant to which the Investors are purchasing shares of Series B preferred stock, par value $0.01 per share (the "Series B Preferred Stock"), of the Company and warrants to purchase shares of Series B Preferred Stock; WHEREAS, it is a condition precedent to the transactions contemplated by the Purchase Agreement that simultaneously with the closing of the transactions contemplated therein, the Company and the Employee amend the terms of the Old Employment Agreement by entering into this Agreement; WHEREAS, the Company desires to continue the employment of the Employee on the terms and conditions herein set forth, and the Employee desires to accept such employment on the terms and conditions herein set forth.; and WHEREAS, the Employee agrees to render the services hereunder subject to and in accordance with the provisions hereof. NOW, THEREFORE, in consideration of the mutual promises set forth herein and mutual benefit to be derived therefrom the parties hereby agree as follows: 1. Employment 1.1. The Employee shall serve as Chief Executive Officer of the Company, and shall be directly subject to the Board of Directors of the Company (the "Board"), or to any person designated by the Board (the "Supervisor"). 1.2. During the term of this Agreement and unless and until otherwise agreed, the Employee shall be employed on a full time basis. The Employee shall devote all of his business time, attention and efforts to the performance of his duties and responsibilities under this Agreement. 2. Warranties The Employee represents and warrants that: 2.1. During the period of his employment he shall perform faithfully the duties assigned to him hereunder and as may be assigned to him from time to time by the Supervisor, to the best of his ability, and to devote his full and undivided business time to the transaction of Company's business and not to engage in any other business activities other than at the direction, or with the written approval of the Board. 2.2. He shall inform the Company, immediately upon becoming aware of every matter in which he or a member of his immediate family has


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a personal  interest or which  might  create a conflict  of  interests  with his duties under his employment. 2.3. Without the Company's written consent, during the term of his employment, he shall not engage, employ or initiate, directly or indirectly, in any other compensatory job, business, employment or other business related involvement, except his employment under this Agreement. Every professional activity not under the Company's employment shall be reported to the Company and require its consent. 2.4. The execution and delivery of this Agreement and the fulfillment of the terms hereof will not constitute a default under or breach of any agreement or other instrument to which he is a party or by which he is bound, including without limitation, any confidentiality or non competition agreement, and does not require the consent of any person or entity.
2.5. He shall not utilize, during the term of his employment any proprietary information of any of his previous employers. 2.6. In carrying out the duties under this Agreement, he shall not make any representations, or give any guaranties on behalf of the Company, except as authorized to do. 3. Term and Termination of Employment 3.1. The term of the Employee's employment shall commence on the date hereof for an initial period of 36 months and then renewed for an unlimited time, unless terminated earlier by either Party as set forth below. 3.2. Each party may terminate this Agreement by giving the other party ninety (90) days prior written notice. The Company may choose to pay Employee three (3) months Salary (as defined below) in lieu of giving him prior written notice. Upon termination of the employment relationship pursuant to this Section 3.2, the Company shall have no further obligation or liability other than the Salary earned under this Agreement prior to the date of termination, and any accrued but unused vacation. 3.3 Notwithstanding anything else to the contrary herein, the Company may terminate this Agreement at any time, effective immediately and without need for prior written notice, for Cause, (as defined herein). For the purposes hereof, the term "Cause" includes, but is not limited to: (i) breach by the Employee of any of his obligations pursuant to Section 2 of this Agreement or of any other material provision of this Agreement, (ii) breach by the Employee of any of his obligations pursuant to Exhibit A of this
Agreement   (M-Wise  USA  Employee   Proprietary   Information   and  Inventions
Agreement); (iii) Employee's fraud, felonious conduct or dishonesty; (iv) Employee's conviction of any felony; (v) Employee's embezzlement of funds of the Company or conduct which caused grave injury to the Company, monetarily or otherwise; (vi) Employee's insubordination, incompetence, moral turpitude, other misconduct of any kind, gross negligence in the performance of his duties
hereunder;   or  (vii)   Employee's   refusal   to   perform   his   duties  and
responsibilities for any reason other than illness or incapacity. In the event the Company terminates Employee's employment with "Cause," the Company shall have no further obligation or liability other than the Salary earned under this Agreement prior to the date of termination, and any accrued but


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unused vacation.
For the purposes of this Agreement "Good Reason" shall be defined as : (i) a significant and material reduction of the Employee's duties or responsibilities as an employee, not for Cause, which occurs without Employee's express written consent or approval; (ii) the Company commences in the process of bankruptcy or similar proceeding, liquidation or dissolution; (iii) the Company's breach of any material provision of this Agreement which remains uncured 60 days after having received written notice of such breach from Employee; (iv) force major;
(v) death or Disability of the employee; or (vi) death or severe mental disability or severe physical disability of any of the Employee's immediate family as a result of which Employee remains absent from work for a period of six (6) successive months, or an aggregate of six (6) months in any twelve (12) month period. Disability shall occur upon the end of such six-month period. The term "Disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of six (6) successive months, or an aggregate of six (6) months in any twelve (12) month period. Disability shall occur upon the end of such six-month period. 3.4 Notwithstanding anything to the contrary in Section 3.3 above, the Company may immediately cease the Employee's employment without "Cause," provided, however, that Employee shall be entitled to a severance payment equal to six (6) months Salary. As a condition of receiving this severance payment, Employee shall execute and deliver to the Company a general release in a form acceptable to the Company. 3.5 The Employee shall cooperate with the Company and use his best efforts to assist with the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities.

4. Salary and Benefits
4.1. The Company shall pay the Employee as compensation for the employment services provided by him pursuant to this Agreement a monthly gross salary of $11,000 (the "Salary") payable in accordance with the Company's payroll practices. For avoidance of doubt, the Salary is gross and includes all taxes that may be imposed on such Salary. 4.2. The Company shall, at its expense, provide medical insurance for the Employee, in an amount not exceeding $350 per month and pursuant to terms determined by the Company. 4.3. The Company shall reimburse the Employee for residence expenses incurred by the Employee up to the amount of $3,000 per month. Additionally, the Employee shall be entitled to be reimbursed for all normal, usual and necessary actual business expenses arising out of travel, lodging, meals and entertainment whether in the UK or abroad, provided Employee provides proper documentation post factum, in accordance with the Company's policies. 4.4. Except as specifically set forth herein, the Company shall withhold or charge the Employee with all taxes and other compulsory payments as required under law in respect of, or resulting from,


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the compensation paid to or received by him.
4.5 The Salary and additional benefits to which the Employee shall be entitled hereunder shall be reviewed by the Board of Directors every 6 months. 5. Stock
5.1 Employee, directly or indirectly, in his individual capacity or in connection with family members, holds, owns or has the right to acquire shares of the Company's capital stock, or options, warrants or other rights to acquire shares of the Company's capital stock (the "Employee Shares"). 5.2 Employee hereby grants to the Company the right, which right shall become exercisable if Employee's employment with the Company terminates to repurchase, at book value (net of hidden reserves), a certain number of Employee Shares equal to the product of (x) 20% of the Employee Shares owned or held by Employee on the date of termination and (y) a fraction, the numerator of which is the difference between thirty-six (36) months minus the number of full months of continuous active employment actually completed by Employee with the Company, measured from the date of execution of this Agreement, and the denominator of which is twelve
(12) (the "Repurchase Shares"). 5.3 The Repurchase Shares will vest in full and the Company's repurchase right will lapse upon: (i) Employee's completion of thirty-six (36) months of continuous active employment with the Company, measured from the date of execution of this Agreement; or (ii) the consummation of a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement filed in the United States under the Act or a public offering effected on the London Stock Exchange, the Frankfurt Stock Exchange or the Paris Stock Exchange under applicable securities laws, with a pre-money valuation in excess of $60,000,000 and which results in aggregate cash proceeds to the Company of an amount equal to or greater than $20,000,000, net of underwriting discounts and commissions; or (iii) the closing of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company's assets, or substantially all of the Company's issued and outstanding share capital, to any other company, other entity or person (other than a wholly owned subsidiary and excluding mergers effected for the purpose of changing the domicile of the Company and which do not affect the percentage equity interests of the securityholders of the Company in and to the Company. If Employee's employment with the Company is terminated without Cause," as defined in Section 3.3 above or Employee resigns for "Good Reason" as defined in Section 3.3 above, the Repurchase Shares will automatically vest in full and the Company's repurchase right will lapse. 6. Other Company Policies The Employee agrees to comply with all policies of the Company which are in effect from time to time. 7. Vacation The Employee shall be entitled to 24 days paid vacation during each year of his employment. If the Employee does not take the full vacation time in a given year, the time may be accumulated and


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carried forward up to a maximum number of forty (40) vacation days. The time may be redeemed, in whole or partially, by the Employee. 8. Confidentiality; Inventions; Non-Competition The Employee undertakes to comply with and to be bound by the terms and conditions of the M-Wise USA Employee Proprietary Information and Inventions Agreement attached hereto as Exhibit A. 9. Return of Material All data, memoranda, notes and other information and material, regardless of whatever medium on which the same may be stored, including all copies and excerpts thereof, pertaining to work in connection with this Agreement or the Employee's employment which may come into the Employee's possession directly or indirectly from the Company, or developed by the Employee at any time during the period of his employment, shall be delivered to the Company upon request or in all events, upon termination of this Agreement. 10. Governing Law This Agreement shall be governed by the laws of the State of New York, USA as applied by the courts located within that state to contracts made and performed entirely within such state. 11. Notices 11.1 All notices hereunder will be in writing mailed registered or certified mail, postage prepared, addressed to the parties at their respective addresses as set out in this Agreement, or transmitted by cable, telex or facsimile or other reliable method of transmission.

11.2 Notices will be deemed received by the receiving party within 7 (seven) days of mailing, if mailed, when actually delivered by hand, if so delivered, and on the Second business day (at the receiving end) following transmission if transmitted by cable, telex or facsimile. 12. Successors and Assigns The Employee's obligations hereunder are personal to the Employee, and he shall not subcontract or assign this Agreement or any part hereof without the prior express written consent of the Supervisor or the Board. Any such purported subcontract or assignment without such consent shall be void. 13. Severability In the event that any term, condition or provision of this Agreement shall be finally adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall be unaffected and shall continue in full force and effect to the fullest extent permitted by law and that such term, restriction, covenant or promise shall be deemed modified to the minimum extent necessary to make it enforceable by such court or body. 14. Counterparts This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 15. Headings Section headings herein are for convenience and ease of reference only and shall in no way affect or be deemed to affect the construction or interpretation of any provision hereof.


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16. Entire Agreement and Amendment
16.1 Except as otherwise specifically provided for herein, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and contains all of the promises, undertakings, and other representations made by the parties to each other prior to its execution, all of which are merged herein. 16.2 This Agreement shall prevail over any prior agreement, understanding, promise or undertaking of the parties, whether written or oral, with respect to the subject matter hereof, all of which are merged herein. No subsequent amendment to this Agreement will be of any effect unless executed in writing and signed by all of the parties hereto. 16.3 This Agreement shall not be amended, modified or varied by any oral agreement or representation or otherwise than by written instrument executed by both parties or their duly authorized representatives. 16.4 No failure or delay of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or non-performance by either party of any of the terms or conditions hereof. 16.5 If any provision of this Agreement (including any sentence, clause or part thereof) shall be adjudicated to be invalid or unenforceable, such provisions shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudicate is made. In addition, if any particular provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to the fullest extent compatible with the applicable law as it shall then appear.


IN WITNESS WHEREOF the parties affix their signatures hereto as of the date first above written.



M-WISE, INC.                                                   SHAY BEN ASULIN




Signature:___________________
Signature:_____________________


Name:             _____________________

Title:            _____________________


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